Exhibit 23.1

CONSENT OF GUMBINER SAVETT INC.,

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Axesstel, Inc.

San Diego, California

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (File No. 333-115168) of our report dated January 28, 2005, relating to the consolidated financial statements of Axesstel, Inc., for the years ended December 31, 2004 and 2003 which appear in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2004.

/s/	Gumbiner Savett Inc.
GUMBINER SAVETT INC.

Santa Monica, California

February 3, 2005